UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2023 (July 12, 2023)

PROPANC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54878	33-0662986
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

302, 6 Butler Street

Camberwell, VIC, 3124 Australia

(Address of registrant’s principal executive office) (Zip code)

+61-03- 9882-0780

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

June Purchase Agreement

On June 29, 2023, Propanc Biopharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an investor (the “June Investor”), which closed on July 6, 2023, pursuant to which the June Investor purchased a convertible promissory note (the “June Note”) from the Company in the aggregate principal amount of $65,000, such principal and the interest thereon convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at the option of June Investor at any time after 180 days of the June Note (the “Conversion Shares”). The Company intends to use the net proceeds ($65,000) from the June Note for general working capital purposes.

The conversion price for the June Note is equal to 65% of the market price of the Common Stock, which is based on the average of the lowest three trading prices of the Common Stock for the ten trading days immediately prior to the delivery of a notice of conversion of the June Note. Notwithstanding the foregoing, such conversions are subject to 4.99% beneficial ownership limitations and adjustments for stock splits, stock dividends or rights offerings, mergers, consolidations, reorganizations and similar events set forth in the June Note. Pursuant to the June Note, the Company is required to maintain an initial reserve of at least 500% of the number of Conversion Shares, subject to any increase of such reserved amount by the Investor (the “Reserve Amount”).

The maturity date of the June Note is June 29, 2024 and bears interest at a rate of 8% per annum, which may be increased to 22% in the event of a default. During the first 60 days following the date of the June Note, the Company has the right to prepay the principal and accrued but unpaid interest due under the June Note issued, together with any other amounts that the Company may owe the June Investor under the terms of the June Note, at a 110% premium of the face amount plus accrued and unpaid interest and any other amounts owed to the June Investor, which increases to (i) 115% if prepaid after 60 days, but less than 91 days from the issuance date, (ii) 120% if prepaid after 90 days, but less than 121 days from the issuance date, (iii) 125% if prepaid after 120 days, but less than 151 days from the issuance date, and (iv) 129% if prepaid after 150 days, but less than 181 days from the issuance date. After this initial 180-day period, the Company does not have a right to prepay the June Note. Additionally, pursuant to the June Note, so long as the June Note is outstanding, the Company agreed not to sell, lease or otherwise dispose of all or substantially all of its assets outside the ordinary course of business which would render the Company a “shell company” as defined in Rule 144 of the Securities Act, as amended (the “Securities Act”), without the June Investor’s consent.

The June Note contains certain events of default, including failure to timely issue the Conversion Shares, failure to maintain the listing of the Common Stock on at least one of the OTC markets (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, failure to comply with its reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a default by the Company under any other agreements entered into with the June Investor, as well as certain customary events of default set forth in the June Note, including, among others, breach of covenants, representations or warranties, insolvency, bankruptcy, liquidation and failure by the Company to pay the principal and interest due under the June Note. Upon an event of default, the June Note will become immediately due and payable by the Company in an amount equal to 150% of an amount equal to the then outstanding principal amount of the June Note plus any interest accrued upon such event of default or prior events of default.

July Loan Agreement

On July 5, 2023, the Company and an institutional investor (the “July Investor”) entered into a letter agreement (the “Loan Agreement”), pursuant to which the July Investor loaned the Company an aggregate of AU$230,000. Pursuant to the Letter Agreement, the term of such loan is three (3) years, ending on July 5, 2026, with an interest rate of 10% to be paid monthly in arrears. A portion of the proceeds of such loan were used to repay an outstanding balance of approximately $143,000 due on a convertible promissory note held by a third-party investor and which was currently in default. In connection with such loan, the Company issued a common stock purchase warrant (the “Warrant”) to the July Investor immediately exercisable for up to an aggregate of 15,000,000 shares of Common Stock, at an initial exercise price of $0.01 per share. The Warrant contains a 4.99% beneficial ownership limitation and adjusts for stock splits, dividends, rights offerings and similar events, and is exercisable for three years from the date of its issuance.

1

The foregoing descriptions of each of the Purchase Agreement, the June Note, the Loan Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Purchase Agreement, the June Note, the Loan Agreement and the Warrant, which are filed as Exhibits 10.1, 4.1, 10.2 and 4.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the Purchase Agreement, the June Note and the Loan Agreement above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information disclosed in Item 1.01 of this Form 8-K regarding the issuance of the June Note and the Warrant is incorporated herein by reference. The June Note and the Warrant were issued pursuant to the private placement exemption from registration provided by Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	8% Convertible Promissory Note, dated June 29, 2023, issued to the June Investor.
4.2	Warrant, dated July 5, 2023.
10.1	Securities Purchase Agreement, dated as of June 29, 2022, by and between the Company and the June Investor.
10.2	July Loan Agreement, dated July 5, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2023	PROPANC BIOPHARMA, INC.

	By:	/s/ James Nathanielsz
	Name:	James Nathanielsz
	Title:	Chief Executive Officer and Chief Financial Officer

3